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                                                                    EXHIBIT 99.1


[CAL DIVE INTERNATIONAL LOGO]                                      PRESS RELEASE

                                                                 www.caldive.com
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Cal Dive International, Inc.   o   400 N. Sam Houston Parkway E., Suite 400  o
     Houston, TX 77060-3500   o   281-618-0400   o   Fax: 281-618-0505

FOR IMMEDIATE RELEASE                                                     02-015
                                                      CONTACT: JIM NELSON
DATE:   JUNE 19, 2002                                 TITLE:   VICE CHAIRMAN
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             CAL DIVE INTERNATIONAL, INC. APPOINTS ERNST & YOUNG AS
                              INDEPENDENT AUDITORS

HOUSTON, TX - Cal Dive International, Inc. (Nasdaq: CDIS) today announced that its Board of Directors has appointed Ernst & Young LLP as its independent auditors for the 2002 fiscal year. The firm will replace Arthur Andersen LLP effective immediately and will review the Company's consolidated financial statements for the quarter ended June 30, 2002.

The appointment of Ernst & Young was made after careful consideration by the Board of Directors, its Audit Committee and management of the Company, and concludes an extensive evaluation process. The decision to change auditors was not the result of any disagreement between the Company and Arthur Andersen on any matter, including accounting principles or practices, financial disclosures, or auditing scopes or procedures. During the 12 years Arthur Andersen served as Cal Dive's independent auditors, the firm provided exceptional service and their people demonstrated a high degree of professionalism.

In a related development, the company also announced that Deloitte & Touche LLP has been selected to provide tax compliance and tax consultation services effective immediately.

Cal Dive International, Inc. headquartered in Houston, TX, is an energy service company specializing in well operations and subsea construction. CDI operates a fleet of technically advanced marine construction vessels and robotics, and conducts salvage operations in the Gulf of Mexico. Energy Resource Technology, Inc., acquires and operates mature and non-core offshore oil and gas properties.